             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
               event reported): April 25, 2002



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota             001-10898            41-0518860
-------------------  ---------------------  --------------------
       (State of         (Commission File     (I.R.S. Employer
     Incorporation)           Number)         Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------         ----------------
(Address of principal                       (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
      (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events.
           ------------

     The following information was derived from a press release issued by The St. Paul Companies, Inc. dated April
25, 2002:

     The St. Paul Companies, Inc. announced that it plans to transfer its ongoing reinsurance operations to a newly formed Bermuda based reinsurer, Platinum Underwriters Holdings, Ltd. Platinum intends to offer to the public 75.1 percent of its common shares, anticipated to raise approximately $1 billion in capital for its operations. A registration statement for the offering has been filed with the U.S. Securities and Exchange Commission.

     At the time of the closing of the offering, Platinum will reinsure St. Paul Fire and Marine Insurance Company and St. Paul Reinsurance Company Limited for certain reinsurance contracts incepting in 2002. The St. Paul will also transfer certain renewal opportunities and related assets of The St. Paul's reinsurance operation, St. Paul Re, in exchange for a 24.9 percent stake in the new company, which will have 9.9 percent of the voting rights. The offering is expected to close in about three months, subject to regulatory approvals and market conditions.

     Platinum will not reinsure the reinsurance liabilities of St. Paul Fire and Marine Insurance Company and St. Paul
Reinsurance Company Limited relating to reinsurance contracts incepting prior to January 1, 2002. The St. Paul will retain the assets and reserves related to those liabilities.

     The St. Paul expects the transaction, which is subject to market and other conditions, to result in a net realized capital gain, the amount of which will depend on the results of the offering.

     Platinum will conduct operations through operating subsidiaries in the United States, the United Kingdom and Bermuda. It will write property and casualty reinsurance on a worldwide basis. Jay S. Fishman, chairman and chief executive officer of The St. Paul, will serve on Platinum's board of directors. Steven H. Newman, who served as chairman, president and chief executive officer of Underwriters Re Group prior to its acquisition by Swiss Re in May 2000, will become chairman of the new company.
Jerome T. Fadden, who was named chief executive officer of St. Paul Re on March 6, 2002, will become chief executive officer of Platinum Underwriters Holdings and will be a member of the board of directors.

     A registration statement relating to Platinum Underwriters Holdings, Ltd.'s securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A written prospectus relating to the offering of common shares may be obtained from the SEC's website, www.sec.gov.

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By: Bruce A. Backberg
                                  -----------------
                                  Bruce A. Backberg
                                  Senior Vice President



Date: April 26, 2002